UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) - October 24, 2001
                                                          ----------------


                         Commission file number 0-24040


                        PENNFED FINANCIAL SERVICES, INC.
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                                            22-3297339
-------------------------------                        -----------------------
(State or other jurisdiction                           (I.R.S. Employer
incorporation of organization)                          Identification Number)


        622 Eagle Rock Avenue, West Orange, New Jersey      07052-2989
--------------------------------------------------------------------------------
            (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (973) 669-7366
                                                           --------------

Item 5.  Other Events

               On October 24, 2001, PennFed Financial Services, Inc. (the Company) issued the press release attached hereto as Exhibit 99.1 announcing its first quarter results.

               The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.  Financial Statements and Exhibits

               (c)  Exhibits

                        Regulation
                        S-K Exhibit
                           Number                     Document
                        -----------             ---------------------
                           99.1                  Press Release dated
                                                 October 24, 2001

Item 9.  Regulation FD Disclosure

               On October 24, 2001, PennFed Financial Services, Inc. (the Company) held its Annual Meeting of Stockholders. The script of the financial presentation at such meeting is set forth below.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               PENNFED FINANCIAL SERVICES, INC.



Date: October 24, 2001                         By: /s/ Joseph L. LaMonica
                                                   ----------------------------
                                                   Joseph L. LaMonica
                                                   President and Chief
                                                   Executive Officer

                        PennFed Financial Services, Inc.
                               2001 Annual Meeting
                           Wednesday, October 24, 2001

SLIDE 1 (COVER SLIDE)


SLIDE 2 (DISCLAIMER)

Behind me is the official disclaimer, please take a minute to read through it.

It's been a great year. And I am very excited to have the opportunity to highlight for you today the successes we have achieved, the goals we have reached, and the challenges that we face.

SLIDE 3 (STOCK GRAPH)

Even in a time of financial uncertainty and stock market volatility, PennFed stock has gone up 33 percent since we last met in October 2000.As you can see, our stock has performed well relative to the various indices shown on the chart behind me.

Later in the presentation we'll discuss this in more detail.

SLIDE 4 (QUARTERLY EPS GRAPH)

Additionally, our EPS has increased by 15% in the First Quarter of 2002.

We'll get back to that as well in just a few moments.

But first, I want to quickly go through "Who we are" and report on our accomplishments here at PennFed. And later, PennFed's President and Chief Executive Officer, Joseph LaMonica, will discuss Fiscal 2002 first quarter results, and talk about our future.

SLIDE 5 BUILD A (PROFILE - ASSET SIZE)

Currently, PennFed's assets stand at 1.9 Billion dollars. That represents growth of 150 Million dollars since the close of Fiscal 2000. Since the time of our IPO
- which was more than seven years ago now, we have nearly tripled our asset size. Our growth in assets can be directly attributed to the growth in our loan portfolio.

SLIDE 5 BUILD B (PROFILE - RANKING)

Based upon asset size, PennFed is one of the three largest publicly traded thrifts headquartered in the state of New Jersey.

SLIDE 5 BUILD C (PROFILE - DEPOSIT SIZE)

Today, deposits, in our 21 branch network, total 1.2 billion dollars. That's an increase of 75 Million dollars from the close of Fiscal 2000.

SLIDE 5 BUILD D (PROFILE - COMMUNITY BANK ALTERNATIVE)

Although we have grown, we are and will continue to be the New Jersey community bank alternative to the large banks with whom we compete in the marketplace. As you all know, we here at PennFed pride ourselves in our commitment to New Jersey's neighborhoods...and this commitment is paying off.

SLIDE 5 BUILD E (PROFILE - LOW RISK, LOW COST)

Due to our strong asset quality ratios and low expense ratios, PennFed has continually been recognized as a low-risk, low-cost provider of diversified financial services. We are committed to closely managing our risks and fully believe that this will continue to serve us well - especially now in this current economic landscape.

SLIDE 5 BUILD F (PROFILE - ACTIVELY MANAGE CAPITAL)

We have also been actively managing our capital, not only to support growth and pay dividends, but to buyback stock. Since becoming a public company in 1994, PennFed has repurchased 43 percent of the nearly 12 million shares originally issued.

We will elaborate more on this later in the presentation.

SLIDE 5 BUILD G (PROFILE - EXPERIENCED MANAGEMENT)

And last, but certainly not least, one of our biggest assets is the PennFed team. We are fortunate to have intelligent, experienced, and dedicated individuals guiding our organization. Our team is committed to maintaining profitability and enhancing shareholder value.

In fact, PennFed's directors and executive officers own 21% of PennFed's stock. And inside ownership increases to 28% when all senior officers and the employee stock ownership plan are included.

So when it comes to PennFed's financial and stock performance: your interests are our interests.

SLIDE 6 (MAP OF BRANCHES)

PennFed's branch network has not changed since we last met. Our newest branch in Roseland, which we opened in early Fiscal 2001, recently celebrated its 1st Anniversary.

Our network continues to be divided into three regions:

o   5 branches in the Newark area currently contribute 32% of deposits.

o 41% of deposits are housed in suburban Essex County, where 9 Penn Federal branches are located.

o Another 27% of deposits come from our 7 branches in central and southern New Jersey.

SLIDE 7 (2001 STRATGIC INITIATIVES FROM PRIOR YEAR)

Let's take a look at what we have accomplished since we met last. At this meeting last year, we presented you with a road map for Fiscal 2001.

We have faired well in these strategic initiatives.

Last year, our first strategic initiative was to improve our balance sheet composition through loan mix and core deposits.

As I have said in the past, the composition of a loan portfolio does not change overnight without taking undue risk. We here at PennFed believe that the only way to limit risk when changing the composition of a portfolio, is by doing it gradually, via a carefully managed process.

SLIDE 8 (COMMERCIAL AND CONSUMER LOAN PRODUCTION CHART)
During Fiscal 2001, total loan production was up nearly 11%.

Specifically, the 111 million dollars of commercial and consumer loan originations in Fiscal 2001 represent a 16% increase over 2000 and a 48% increase over 1999. As you can see, commercial and consumer loan originations have increased steadily in each of the last several years.

SLIDE 9 (LOAN PORTFOLIO COMPOSITION CHART)

Since 1997 the growth in commercial and consumer loan originations has contributed to a continuing shift in the composition of the loan portfolio. In Fiscal 1997, commercial and consumer loans accounted for roughly 10% of the loan portfolio. This grew to 15% at the end of Fiscal 2000 -- and to more than 17% as of June 30, 2001.

SLIDE 10 (DEPOSIT COMPOSITION CHART)
Let's now turn to the other side of the balance sheet - Deposits.

During fiscal 2001, core deposits, which are comprised of checking, savings and money market accounts, grew by nearly 40 million dollars - that's more than 14%. As of June 30, 2001, total core deposits represented over 29% of all deposits -- compared to approximately 26% a year earlier.

This growth in core deposits can be attributed to a number of PennFed initiatives:

For example ... the opening of our 21st branch in Roseland in July 2000. Deposits at this branch currently total over 42 million dollars, with over 70% in core deposit accounts.

Another contributing factor was the establishment of a business development department during the third quarter of the fiscal year.

Our growth in core deposits remains strong because of our commitment to the people we serve.

PennFed continues to evaluate our products enabling us to bring to market what the public wants. Examples of some of these products introduced in the last year include:

o   Higher yielding savings and money market accounts for select markets.

o   The introduction of our debit card.

o   The Business Advantage Checking Account.

o   And business overdraft protection.

We have instituted and continued programs to gradually improve our balance sheet composition.

Return to SLIDE 7 (INSERT CHECK MARK)

Our next initiative was to improve non-interest income. We've been successful in this area too.

SLIDE 11 (SERVICE CHARGES & OTHER INCOME)

Last year we saw more than a 10% increase in service charges and other non-interest income. Of course, most of this growth is a byproduct of the growth in loans and core deposits and the natural effect it has on increasing non-interest income.

Also included in other non-interest income are earnings from Investment Services at Penn Federal. This program gives current and potential customers access to financial consulting and advisory services right at the branches. Investment Services was highly successful during 2001 generating 260 thousand dollars in earnings -- and we look forward to continued success in 2002.


Return to SLIDE 7 (INSERT CHECK MARK)

The next strategic initiative identified for Fiscal 2001 was aggressive capital management.

Our management of capital includes a few different strategies. One strategy is evident in PennFed's reputation for actively pursuing the repurchase of our stock.

SLIDE 12 (STOCK REPURCHASE PROGRAMS)

To date, we have repurchased 5.1 million shares, or 43% of the stock issued in the IPO. 845,000 of these shares were repurchased during Fiscal 2001 at prices ranging from $13.13 to $22.65.

As we have said before: We believe that PennFed shares are a great investment.

Not only do repurchases positively effect our earnings per share, but more importantly, it demonstrates the confidence management has in the future of our stock price.

On other capital management fronts:

o In March 2001, the company issued 12 million dollars of trust preferred securities -- the proceeds of which were used to grow the balance sheet and repurchase stock.

o And in April 2001, the company announced an increase in the quarterly cash dividend to 5 cents per share.

Additionally, PennFed was recently added to the Russell 2000 Small Cap Index, reflecting our increase in market capitalization. This index is widely used by investors and money managers.

Return to SLIDE 7 (INSERT CHECK MARK)

Our fourth initiative for Fiscal 2001 was the introduction of online, internet banking.

SLIDE 13 (WEBSITE PICTURE)

Our expanded internet presence increases customers' access to quality banking, connecting them directly to their accounts and easy-to-use banking solutions - "anytime, anywhere."

At our newest branch, www.pennfsb.com, individual and business customers have access to information and their accounts and are able to perform transactions over the internet in a secure environment. Customers now have the ability to view current balances and account history, transfer funds, execute stop payments and pay bills. On the business side, professionals can originate transactions such as direct deposit of payroll, automatic payments and electronic tax payments.

A lot of time and effort went into making online banking at Penn a reality. We're very pleased to have heard from a number of our customers that online banking with Penn is more user-friendly, in comparison to other Internet banking sites.

Return to SLIDE 7 (ADD FINAL CHECK MARK)

So, as you can see - we have been busy -- and the results have been positive.

Joe LaMonica, Jeff Carfora and I will be available to answer questions you have during the Question and Answer portion of our presentation.

But first, let me turn the podium over to Joe who will discuss the Company's results for the first quarter of fiscal year 2002 and our plans for the future.

Joe...

SLIDE 14 (Q1 SLIDE - COVER SLIDE)

Thanks Bill.

And thank you all for coming here today.

I know you are all familiar with the 2001 numbers, so, I want to focus on the Here & Now.

SLIDE 15 (QUARTERLY EPS CHART)

Let me begin by saying we had an exceptional First Quarter. Earnings for the 3 months ended September 30, 2001 were 45 cents per diluted share, a 15% increase compared to the 39 cents reported for the quarter ended September 30, 2000. Furthermore, earnings for the quarter beat analysts' estimates by 3 cents.

Cash earnings per share for the current quarter were 59 cents - 14 cents higher than reported EPS. That represents a 20% - or 10 cent - increase over a year ago.

SLIDE 16 (QUARTERLY NET INTEREST MARGIN CHART)

Net interest margin continued to show improvement. For the current quarter, the margin was 2.69%. That represents a 16 basis point increase from the June quarter and a significant increase from 2.37% for the same period last year.

SLIDE 17 (QUARTERLY NON-PERFORMING ASSETS CHART)

During the first quarter, PennFed continued its trend of exceptional asset quality. As of September 30th, non-performing assets totaled 2.1 million dollars representing merely 11 basis points of total assets. This represents an improvement when compared to our non-performing assets of 3 million dollars, or 18 basis points a year ago.

Exceptional asset quality continues to be a key strength recognized by investors.

SLIDE 18 (QUARTERLY EXPENSE RATIO CHART)

Strong expense ratios continued to be maintained. Non-interest expenses as a percent of average assets were 1.47% for the September 2001 quarter. This ratio remains strong despite the fact that it includes 23 basis points of trust preferred securities expense.

Return to SLIDE 14 (Q1 SLIDE - COVER SLIDE)

In response to the events of September 11th, we have increased our level of loan loss provision to 550 thousand dollars for the quarter -- as compared to 200 thousand dollars a year ago. We will continue to closely monitor the loans of those individuals affected by the World Trade Center disaster.

Furthermore, although we have historically been conservative in our lending practices, due to the current environment, we felt it prudent to tighten up our already conservative lending practices.

For example:

o   Our 100% equity program will not be offered at this time.

o In certain situations we are limiting the amount of cash taken out in the refinancing of a loan.

o   We are also limiting loan to value ratios in certain situations.

These changes, however, are not expected to have a significant effect on lending volumes. Furthermore, our historically low level of delinquencies will be monitored even more closely in an effort to quickly identify and deal with any new delinquencies.

More details about our first quarter performance are featured in our press release - which will be available for you at the table outside the room today.

SLIDE 19 (WHAT DOES THE FUTURE HOLD)

As you can see, while the last 3-months have been anything but predictable on the global scale, here at PennFed we are seeing growth and are off to a great start for Fiscal 2002.


In 2002 -- we plan on continuing to do what we do best.

SLIDE IN "MORE OF THE SAME"

In simple terms, you can expect more of the same.

SLIDE FIRST BULLET

As a community bank, we will continue to make 1 to 4 family mortgage loans. However, we do intend to continue to focus on growth in commercial and consumer loans in order to further transition our balance sheet.

Growth in our commercial loan portfolio will come from our seasoned staff of commercial loan officers, as well as our business development team.

PennFed's consumer lending endeavors will be supported by focused direct mail campaigns, which have been extremely successful in the past. We are also in the process of installing a new consumer loan origination system, which will make the process faster and more efficient.

We will, however, continue to manage growth prudently while maintaining our low-risk balance sheet.

On the liability side of the balance sheet we will continue our focus on bringing in the lower costing core deposits. Targeted marketing efforts, successful in the past, will narrow in on clearly defined areas to support sales.

Efforts will include:

o   enhanced direct mail programs

o   select promotions and special offerings

o   the development and maintenance of market-specific products, and

o   The continued and aggressive use of the Business Development team.

With some uncertainty surrounding investing in the stock market, we hope to attract those individuals who are looking for a safe and secure place to invest their money. Additionally, with recent bank consolidations such as the Fleet/Summit merger, we hope to attract those individuals and businesses looking for a more convenient and customer-oriented financial institution.

SLIDE SECOND BULLET

We will continue to be a low risk company. We have entered a new environment where investors favor lower-risk companies.

We will continue to subscribe to the same themes that have guided us in the past
- focusing on what we know best, underwriting prudently, and embarking on new territories gradually and with caution.

As to maintaining a low-risk portfolio -- our approach is sound and proven...and our balance sheet, has been, and will continue to be low-risk.

We will continue to keep a close rein on expenses to maintain a ratio well below our peers.

SLIDE BULLET THREE

We will continue to concentrate on improving non-interest income through:

o   Growth in loans

o   Growth in core deposits

o   And value-added programs like Investment Services at Penn Federal.

SLIDE BULLET FOUR

PennFed will also continue to aggressively manage capital. In particular, stock repurchase programs, will continue to be utilized as a capital management tool.

Our dividend policy will also continue to be reviewed on a quarterly basis.

As we strive to improve the value of our company -- PennFed will continue to adapt and re-assess our direction.

And now, let me turn this meeting back over to our chairman...

At this point, I'd like to return to the stock performance slide that I showed you at the beginning of this presentation.

SLIDE 20 (STOCK GRAPH)

A year ago I spoke to you about how the demand for our stock had weakened due to investors favoring more risky technology and Internet stocks. Now, a year later, we have seen these stocks fall out of favor. And, with investors now looking to limit risk in their portfolios, bank stocks have re-emerged.

As you can see from this chart, over the last year PennFed stock has outperformed both the S&P 500 and the NASDAQ Bank Index by considerable margins. Furthermore, our stock has closely tracked the performance of a composite group of stocks. The composite group is comprised of publicly traded thrifts in the Mid-Atlantic region with assets of 1 to 2.5 billion dollars.

PennFed is poised to take advantage of the opportunities presented. We expect to benefit from:

o individuals who are looking for a safe and secure place to invest their money

o customers who have been affected by recent bank consolidations who are looking for a more convenient and customer-oriented financial institution

o   and the current shape of the yield curve and widened spreads.

As a more traditional thrift, we expect to see our margin improve. In this lower interest rate environment, our cost of funds should drop relatively faster than our asset yield.

Our ability to capitalize on these opportunities is supported by our low-risk, low cost profile that will enable us to maintain our stellar credit quality and strong expense ratios. We will stick with these solid fundamentals.

SLIDE 21 (CLOSING SLIDE)

At this time, I am pleased to announce that the board of directors has approved an increase in the quarterly cash dividend. A quarterly cash dividend in the amount of 6 cents per share will be paid on November 23, 2001 to holders of record on November 9, 2001.


At this time we will take any questions you may have. Please state your name, affiliation and ownership.

ANSWER QUESTIONS